EXHIBIT 99.1

CYGENE LABORATORIES, INC.

(A DEVELOPMENT STAGE COMPANY)

(UNAUDITED) CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2004

March 31, 2004
CURRENT ASSETS
Cash	$145,696
Accounts receivable	1,126
Other current assets	20,062
Total Current Assets	166,884

PROPERTY AND EQUIPMENT, NET	32,084

Other assets	840

TOTAL ASSETS	$199,808

CURRENT LIABILITIES
Accounts payable	$725,828
Accounts payable – related party	25,053
Accrued expenses	389,954
Convertible debentures (current portion)	—
Notes payable (current portion)	585,484
Total Current Liabilities	1,726,319

LONG-TERM DEBT
Notes payable – related parties (non-current portion)	12,500
Notes payable and debentures payable (non-current portion)	142,093
Other long term liabilities	—
Total Long Term Debt	154,593

TOTAL LIABILITIES	1,880,912

SHAREHOLDERS' DEFICIENCY
Class A Common Stock, $.001 par value, 95,000,000 shares authorized, 40,062,639 and 17,940,070 shares issued and outstanding, respectively	40,043
Class B Common Stock (now Common Stock), $.001 par value, 10,000,000 shares authorized, -0- and 1,232,206 shares issued and outstanding, respectively	—
Additional paid-in capital	11,831,945
Accumulated deficit	(13,552,250)
Comprehensive income	(842)
Total Shareholders' Deficiency	(1,681,104)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY	$199,808

See accompanying summary of accounting policies and notes to the financial statements.

CYGENE LABORATORIES, Inc.

(A DEVELOPMENT STAGE COMPANY)

(UNAUDITED) CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2004

OPERATING EXPENSES
Research and Development	702,021
General and Administrative	1,534,398
Depreciation	79,693
Total Operating Expenses	2,316,112

LOSS FROM OPERATIONS	(2,316,112)

OTHER INCOME (EXPENSE)
Gain on settlements of certain notes payable	56,666
Other income (expense)	(230)
Gain (loss) on disposal of property and equipment	2,518
Loss on settlements of certain legal actions	—
Interest expense	(107,245)
Total Other Income (Expense)	(48,291)

LOSS BEFORE TAX PROVISION	(2,364,403)

INCOME TAX PROVISION	—

LOSS FROM CONTINUING OPERATIONS	(2,364,403)

OTHER COMPREHENSIVE INCOME (LOSS)	7,079

NET LOSS	$(2,357,324)

Net loss per common share:
Basic and fully diluted loss per share	$(0.08)

Weighted average of common shares:
Basic and fully diluted	30,167,732

See accompanying summary of accounting policies and notes to the financial statements.

CYGENE LABORATORIES, INC.

(A DEVELOPMENT STAGE COMPANY)

(UNAUDITED) CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY

FOR THE YEAR ENDED MARCH 31, 2004

	Class A Shares	Amount	Class B Shares	Amount	Paid-In Capital	Accumulated Deficit	Deferred Compensation Costs	Total

BALANCE, OCTOBER 25, 1995	—	$—	—	$—	$—	$—	$—	$—

Stock issued for services	5,825,478	5,825	529,589	529	9,534	—	—	15,888
Net loss during period	—	—	—	—	—	(398)	—	(398)
BALANCE, MARCH 31, 1996	5,825,478	$5,825	$529,589	$529	$9,534	$(398)	$—	$15,490

Common stock issued for cash	665,482	668	60,499	61	150,517	—	—	151,246
Common stock issued for services	31,167	31	2,833	3	36,216	—	—	36,250
Net loss during period	—	—	—	—	—	(153,983)	—	(153,983)
BALANCE, MARCH 31, 1997	6,522,127	$6,524	592,921	$593	$196,267	$(154,381)	$—	$49,003

Common stock issued for cash	3,053,386	3,053	277,581	279	82,066	—	—	85,398
Common stock issued for services	387,200	388	35,200	38	952,274	—	—	952,700
Net loss during period	—	—	—	—	—	(518,636)	—	(518,636)
BALANCE, MARCH 31, 1998	9,962,713	$9,965	905,702	$910	$1,230,607	$(673,016)	$—	$568,466

Common stock issued for cash	3,185,563	3,186	289,597	291	540,041	—	—	543,518
Common stock issued for services	189,200	189	17,200	17	164,544	—	—	164,750
Net loss during period	—	—	—	—	—	(1,982,867)	—	(1,982,867)
BALANCE, MARCH 31, 1999	13,337,476	$13,340	1,212,499	$1,218	$1,935,192	$(2,655,883)	$—	$(706,133)

Common stock issued for cash	947,540	948	19,217	20	4,398,915	—	—	4,399,883
Common stock issued for services	77,912	77	492	1	364,167	—	—	364,245
Net loss during period	—	—	—	—	—	(2,516,463)	—	(2,516,463)
BALANCE, MARCH 31, 2000	14,362,928	$14,365	1,232,208	$1,239	$6,698,274	$(5,172,345)	$—	$1,541,533

Common stock issued for cash	250,730	246	—	—	544,173	—	—	544,419
Common stock issued for services	256,990	257	—	—	212,298	—	—	212,555
Amortization of deferred compensation	—	—	—	—	(334,000)	—	(75,000)	(409,000)
Net loss during period	—	—	—	—	—	(3,038,714)	—	(3,038,714)

BALANCE, MARCH 31, 2001	14,870,648	$14,868	1,232,208	$1,239	$7,120,745	$(8,211,059)	$(75,000)	$(1,149,207)

Common stock issued for services	126,000	126	—	—	86,706	—	—	86,932
Common stock issued for compensation	1,881,167	1,881	—	—	16,931	—	—	18,812
Common stock issued as part of sale of equipment	10,000	11	—	—	9,989	—	—	10,000
Common stock issued for conversion of debt	74,800	76	—	—	74,724	—	—	74,800
Deferred compensation	—	—	—	—	—	—	75,000	75,000
Net loss during period	—	—	—	—	—	(1,874,120)	—	(1,874,120)
Comprehensive income (loss)	—	—	—	—	—	—	—	(2,408)
BALANCE, MARCH 31, 2002	16,962,615	$16,962	1,232,208	$1,239	$7,309,095	$(10,085,179)	$—	$(2,760,191)

Common stock issued for cash	514,700	515	—	—	228,380	—	—	228,895
Common stock issued for services	163,000	163	—	—	81,337	—	—	81,500
Common stock issued for purchase of equipment	200,000	200	—	—	99,800	—	—	100,000
Common stock issued for conversion of debt	99,755	100	—	—	99,653	—	—	99,753
Net loss during period	—	—	—	—	—	(1,102,668)	—	(1,102,668)
Comprehensive Income	—	—	—	—	—	—	—	3,470
BALANCE, MARCH 31, 2003	17,940,070	$17,940	1,232,208	$1,239	$7,818,265	$(11,187,847)	$—	$(3,349,341)

Common stock issued for cash	3,481,121	3,465	—	—	794,710	—	—	798,175
Common stock issued for services	416,529	416	—	—	103,947	—	—	104,363
Common stock issued for compensation	5,596,150	5,596	—	326	417,085	—	—	423,007
Common stock issued for conversion of debt	3,271,072	3,273	—	—	2,225,741	—	—	2,229,014
Reclass Class B shares to Class A shares	1,528,430	1,536	(1,528,430)	(1,536)	—	—	—	—
Reissued shares	29,626	29	(29,626)	(29)	—	—	—	—
Common stock issued for fees of private placement	810,000	810	—	—	174,606	—	—	175,416
Common stock issued as part of Merger with Transpirator Technologies, Inc.	7,130,000	7,128	—	—	307,467	—	—	314,595
Shares repurchased	(140,359)	(150)	—	—	(9,876)	—	—	(10,026)
Net loss during period	—	—	—	—	—	(2,364,403)	—	(2,364,403)
Comprehensive Income	—	—	—	—	—	—	—	(1,904)

BALANCE, MARCH 31, 2004	40,062,639	40,043	—	$—	$11,831,945	$(13,552,250)	$—	$(1,681,104)

See accompanying summary of accounting policies and notes to the financial statements.

CYGENE LABORATORIES, INC.

(A DEVELOPMENT STAGE COMPANY)

(UNAUDITED) CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED MARCH 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(2,364,403)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	79,693
Stock issued for compensation expenses	423,008
Stock issued for services rendered to the Company	460,779
Loss (gain) on disposal of property and equipment	—
Gain on settlements of certain notes payable	(44,964)
Amortization of deferred compensation	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	1,858
Other assets	(7,146)
Accounts payable	530,375
Accrued expenses	(44,067)
Deferred gain	—
Net Cash (Used In) Provided By Operating Activities	(964,868)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(24,828)
Proceeds from disposals of property and equipment	—
Net Cash (Used In) Provided By Investing Activities	(24,828)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,112,770
Borrowings on notes payable	202,700
Payments on notes payable	(182,965)
Net Cash Provided By (Used In) Financing Activities	1,132,505

NET (DECREASE) INCREASE IN CASH DURING THE PERIOD FROM CONTINUING OPERATIONS	142,809

CASH – BEGINNING OF PERIOD	2,887

CASH - END OF PERIOD	$145,696
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during the period	$—
Income taxes paid during the period	$—

See accompanying summary of accounting policies and notes to the financial statements.

NOTE 1 - ORGANIZATION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

All of these financial statements and the financial information contained herein are unaudited, and tentative, and subject to change, as our independent auditor is in the process completing its audit of our financial statements for the fiscal year ended March 31, 2004. The delay is due to the fact that we are required to present our financial statements on a development stage basis. We may be required to adjust amounts contained in these financial statements and in these accompanying notes. Therefore, these financial statements together with these accompanying notes are subject to change. Such changes, if any, may or may not be material, although we do not at this time anticipate a material adjustment for the financial statements for the fiscal year ended March 31, 2004. Once our independent auditor completes the audit of our financial statements for the fiscal year ended March 31, 2004, we intend to make any necessary adjustments for the year then ended, and file an amendment to our Form 10-KSB, which will include such financial statements, accompanying notes, and audit report. Therefore, persons reviewing these unaudited financial statements and accompanying notes should not place undue reliance on them in connection with making any investment or other decision with respect to the securities of CyGene Laboratories, Inc. or otherwise.

CyGene Laboratories, Inc., (the "Company"), was incorporated in 1986 and was previously known as Transpirator Technologies, Inc. ("TTI"). On September 30, 2003, TTI acquired CyGene, Inc. in a reverse triangular merger. All financial information in these financial statement is that of CyGene, Inc. which was incorporated on October 25, 1995 (date of Inception) as a Florida corporation for the purpose of developing next generation DNA/RNA technologies. On April 13, 1999, CyGene, Inc. ("CyGene") became a Delaware corporation. Since 1995, CyGene has been developing proprietary and automated DNA and RNA testing systems for screening, monitoring and diagnosis of human, veterinary and plant diseases. CyGene’s primary development focus is to take its STE platform drug technology into clinical trials. We will also emphasize our efforts on bringing several genetic profiling tests to market that help determine disease predispositions. These efforts are anticipated to generate revenues for CyGene in 2005 from services and licensing.

On September 30, 2003, CyGene merged with TTI in a transaction accounted for as a purchase. As the shareholders of CyGene obtained a majority ownership interest in the merged entity, the merger was accounted for as a reverse merger with CyGene treated as the acquirer. The merger was a recapitalization for accounting purposes as TTI was effectively an inactive public shell at the time of the merger. Accordingly, the financial statements presented are the historical financial statements of CyGene.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred substantial losses for the year ended March 31, 2004, and has had a considerable working capital deficit, stockholders' deficit and accumulated deficit at March 31, 2004. The Company has been dependent upon borrowings through private placements of convertible and non-convertible debt and its common stock to finance its business operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and satisfaction of liabilities in the normal course of business, and do not include any adjustments that may result from the outcome of this uncertainty.

Development Stage Reporting – The Company has operated as a development stage enterprise by devoting substantially all of its efforts and resources to financial planning, raising capital, research and development, and developing markets for its products. Accordingly, the financial statements have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” issued by the Financial Accounting Standards Board.

Consolidation- The accompanying consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company balances have been eliminated.

Use of estimates- The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.

Cash equivalents – Cash equivalents include all highly liquid investments with maturities at the time of purchase of three months or less.

Property and Equipment- Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is provided using the straight-line method over the estimated useful life of the asset. Improvements made to leased property are amortized on a straight-line basis over the estimated useful life of the improvement or the period of the lease remaining, whichever is less. The following is a summary of the estimated useful lives used in computing depreciation expense:

Automobiles	3 years
Computer equipment	3 years
Furniture and fixtures	5 years
Machinery and equipment	7 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized. Minor repair expenditures are charged to expense as incurred.

Goodwill and Other Intangible Assets - Goodwill is the excess of cost over net assets of acquired businesses. In accordance with SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets", the Company does not amortize goodwill arising from purchases after June 30, 2001.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Patents - Costs associated with obtaining patents for the Company's proprietary software are capitalized and amortized over their estimated useful lives upon the completion and approval of the patents.

Income Taxes - The Company accounts for income taxes under the accrual method established by SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected future tax consequences and events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted rates for the year in which the differences are expected to reverse.

Accounting for Stock Options - The Company applies APB Option No. 25, "Accounting for Stock Issued to Employees' and Related Interpretations," in accounting for its stock option grants and, accordingly, records compensation cost in the financial statements for its stock options to employees equal to the excess of the fair value of the Company's shares at the grant date over the exercise price.

Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

Year ended March 31, 2004

Net loss as reported
Effect of expensing stock options

Pro forma net loss

Net loss per share
(basic and diluted)
As reported
Pro forma

The weighted average fair value of stock options is estimated of the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

Year ended March 31, 2004

Risk-free interest rate
Expected life of options
Expected dividend yield
Expected volatility

Weighted average fair value

Loss per share and common share equivalent:

The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because to do so would have been anti-dilutive, are as follows:

Year ended March 31, 2004

2004

Options
Warrants
Convertible notes

Total dilutive shares

Due to the fact that our audit has not yet been completed, the three preceding tables and certain information regarding net loss, and working capital deficit, stockholders' deficit and accumulated deficit, as well as certain other blanks contained in other notes herein, were intentionally left blank. We intend to file the fully completed financial statements and accompanying notes once the audit of our financial statements are completed.

Earnings per share - In accordance with SFAS No. 128, "Earnings Per Share", basic net loss per share has been computed based on the weighted-average of common shares outstanding during the period. Diluted earnings per share include the effects of any outstanding financial instruments that may be converted into common stock, and therefore classified as common stock equivalents. SFAS No. 128 provides guidance to calculate the equivalent number of common shares that would be likely issued in the event the holder would elect to convert the financial instrument into common shares.

Research and development – The Company expenses research and development costs as incurred.

Recent accounting pronouncements - In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds the provisions of SFAS No. 4, which requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS No. 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002, with earlier application encouraged. The adoption of this statement did not have any impact on the Company’s financial position or the results of its operations.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Restructuring Costs." SFAS No. 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS No. 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS No. 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS No. 146, a company cannot restate its previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3. The adoption of this statement did not have any impact on the Company’s financial position or the results of its operations.

Effective January 1, 2003, the Company adopted the recognition and measurement provisions of FASB Interpretation No. 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect "Guarantees of Indebtedness of Others" ("Interpretation 45"). This interpretation elaborates on the disclosures to be made by a guarantor in interim and annual financial statements about the obligations under certain guarantees. Interpretation 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not currently provide guarantees on a routine basis. As a result, this interpretation did not have any impact on the Company's financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities–an Interpretation of APB No. 51 ("FIN 46"), which addresses consolidation of variable interest entities. FIN 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, special-purpose entities ("SPEs") to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003. The adoption of this statement did not have any impact on the Company’s financial position or the results of its operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement was effective for financial instruments entered into or modified after May 31, 2003. The adoption of this statement did not have any impact on the Company’s financial position or the results of its operations.

Note 2- Property and Equipment

The following table is a summary of property and equipment as of March 31, 2004.

Automobile	$32,809
Computer equipment	65,503
Furniture and fixtures	32,345
Machinery and equipment	316,895

Total property & equipment	447,552

Less accumulated depreciation and amortization	(415,468)

Net property and equipment	$32,084

Depreciation expense for the year ended March 31, 2004 was $79,693.

Note 3- Convertible Debentures

In the 2004 fiscal year, the Company received proceeds of $86,700 by issuing convertible debentures to outside investors, ranging in principal amounts from $1,000 to $15,000. The debentures mature in 2005, bear interest rate at 4.5% on an annual basis, and are convertible into common stock at a conversion price of $0.07143 per share. Each debenture is convertible upon execution, resulting in all of the proceeds of being recorded as a beneficial conversion feature during the year ended March 31, 2004. The beneficial conversion feature was amortized to interest expense using the straight line amortization method over the life of the debentures, resulting in $43,350 being included in interest expense for the year ended March 31, 2004. The remaining amortization of $43,350 will be recorded as interest expense during the fiscal year ending March 31, 2005.

Also during the 2004 fiscal year, the Company converted certain accrued expenses to employees in the aggregate of $60,000 to convertible debentures. These debentures mature in the fiscal year ending in 2005 and bear interest rate at 4.5% on an annual basis, and are convertible into common stock at a conversion price of $0.07143 per share. Each debenture is convertible upon execution, resulting in all of the proceeds of being recorded as a beneficial conversion feature during the year ended March 31, 2004. The beneficial conversion feature was amortized to salary expenses using the straight line amortization method over the life of the debentures, resulting in $30,000 being included in interest expense for the year ended March 31, 2004. The remaining amortization of $30,000 will be recorded as salary expenses during the fiscal year ending March 31, 2005.

Note 4- Notes Payable

The following is a listing of notes payable as of March 31, 2004.

$28,762 automobile loan payable in 72 installments to a financial institution, secured by Company automobile. The loan bears interest at 10.75% and is due in monthly installments through 2008.	$21,649

$17,500 in unsecured convertible debentures bearing interest at 8.0% per annum due in 2005.	$17,500

Convertible promissory notes bearing interest at 4.50% per annum due in 2005	$131,700

Convertible promissory notes bearing interest at 10% per annum. These notes were converted to common stock during the fiscal year ended March 31, 2004 (see Note 9)	$—

Note payable to a vendor of the Company bearing interest at 4.75% per annum. The note is payable in a lump sum in 2005.	$188,527

Note payable to a vendor of the Company bearing interest at prime collateralized by the Company’s patents. A portion of this note was converted to common stock during the fiscal year ended March 31, 2004 (see Note 9); the remaining portion is due in 2005.	$184,154

Note payable to a vendor of the Company bearing interest at 12% per annum. This note was converted to common stock during the fiscal year ended March 31, 2004 (see Note 9).	$—

Notes payable to individuals bearing interest at 10.0% payable in 2005.	$22,500

Notes payable to vendors of the Company bearing interest at 1.25% payable in lump sums in fiscal year ending March 31, 2006. These notes represent conversions of certain trade payable accounts made during the fiscal year ending in 2004 (see Note 9).	$37,823

$100,000 note payable to TTI bearing interest at 5.0% payable in a lump sum in the fiscal year ending March 31, 2009.	$100,000

Loans from shareholders at no stated interest payable in lump sum payments in the fiscal year ending March 31, 2005. Portions of the loans were converted to common stock during the fiscal year ended March 31, 2004.	$36,224

Total debt	740,077
Less current maturities	(585,484)
Long term debt – unrelated parties	$154,593

Interest expense on these notes for the year ended March 31, 2004 was $107,245.

Maturities of notes payable as of March 31, 2004 are as follows:

2005	$585,484
2006	43,254
2007	6,044
2008	5,295
2009	100,000
Thereafter	—

$740,077

Note 5- Stock Options Issued and Outstanding

In April 1999, CyGene's Board of Directors adopted the CyGene, Inc. 1999 Stock Option Plan (the "Plan"). The Plan was amended by the Company's Board of Directors in January 2004 and adopted by the Company under the name the Restated 2004 Stock Plan (the “Amended Plan”). A total of 3,500,000 shares of the Company’s Common Stock were reserved for issuance under the Amended Plan. The Amended Plan provides for the issuance to Company employees, non-employee directors and consultants and advisors shares of Common Stock pursuant to the grant of incentive stock options, non-qualified stock options and restricted stock. The options are issuable at the discretion of the Company’s Board of Directors and generally have an exercise price equal to or greater than the fair market value of the underlying common stock at the grant date and vest ratably over the life of the grant.

A summary of issued and outstanding stock options is as follows:

	Amount	Range of Exercise Price	Weighted Average Exercise Price

Balance, March 31, 2004	2,200,000	$.01 – 5.00	$1.66

	Outstanding			Exercisable
	Shares	Average Life (a)	Average Exercise Price	Shares	Average Exercise Price

$0.01 – 2.50	1,600,000	4.61	$.79	1,400,000	$.79
$2.51 – 5.00	600,000	1.73	$4.25	450,000	$4.25

	2,200,000	3.82	$1.74	2,050,000	$1.74

(a) Average contractual life remaining in years

Note 6- Stock Warrants Issued and Outstanding

The Company issued 100,000 warrants to purchase common stock of the Company during the year ended March 31, 2004. These issuances were in return for services rendered to the Company and inducements to convert certain obligations of the Company to common stock during the fiscal years ended.

A summary of issued and outstanding stock warrants is as follows:

	Amount	Range of Exercise Price	Weighted Average Exercise Price

Balance, March 31, 2004	560,500	$1.50 – 5.00	$2.61

	Outstanding			Exercisable
	Shares	Average Life(a)	Average Exercise Price	Shares	Average Exercise Price

$1.50 – 3.00	393,500	2.67	$1.83	393,500	$1.83
$3.01 – 5.00	167,000.87		$5.00	167,000	$5.00

	560,500	1.45	$3.97	560,500	$3.97

(a) Average contractual life remaining in years.

Note 7- Fair Values of Financial Instruments

The carrying amounts of all cash, accounts receivables, accounts payable, accrued expenses, notes payable and other obligations reported in the balance sheet are estimated by management to approximate fair value.

Note 8-Supplemental disclosure of non-cash investing and financing activities

The following non-cash transactions are not included in the consolidated statements of cash flows:

March 31, 2004
PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Acquisition of property and equipment	—
$—
PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Conversion of lease obligations to common stock	$—
Note payable issued for conversion of accounts payable	37,823
Note payable issued for conversion of accrued interest	64,733
Note payable issued for related party agreement	117,332
Conversion of accounts payable to common stock	(1,022,076)
Conversion of accrued interest to common stock	(163,056)
Conversion of notes payable to common stock	(1,088,820)
Notes payable issued for acquired property and equipment	—
Common stock issued to acquire property and equipment	—
Common stock issued to convert accounts payable	1,022,076
Common stock issued to convert accrued interest payable	163,056
Common stock issued to convert certain lease obligations	—
Common stock issued to convert notes payable	1,088,820
Common stock issued for compensation	423,007
Common stock issued for services	460,753
$1,103,648

Note 9- Income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred income taxes at March 31, 2004 is as follows:

Deferred tax assets:
Patent costs	$—
R&D tax credit carryforward	405,404
Net operating loss carryforward	4,497,432

Total deferred tax assets	4,902,836
Allowance for recoverability	(4,902,836)

Total net deferred taxes	$—

The Company has incurred net losses since inception. At March 31, 2004, the Company had approximately $12,849,805 in net operating loss carry forwards for United States Federal Income Tax purposes that expire beginning in 2016 through 2023. Based on the weight of available evidence, both positive and negative, a valuation allowance to fully provide for the net deferred tax assets has been recorded since it is more likely than not that the deferred tax assets will not be realized.

The net change in the valuation allowance since March 31, 2003 was an increase of approximately $1,054,692, resulting primarily from net operating losses generated in the fiscal year ended March 31, 2004. The difference between the benefit for income taxes and the amount which results from applying the federal statutory rate of 35% is primarily due to the increase in the valuation allowance, resulting in no tax benefit being recorded.

Note 10 – Commitments and Contingencies

Operating Lease

The Company lease for office space for its headquarters expired in March 2003; currently, the Company is continuing to rent the office space under a month-to-month arrangement at a rate of $3,600 per month. Rent expense under this lease was $43,200 for the fiscal year ended March 31, 2004.

Employment Agreements

Effective April 13, 1999, the Company entered into revised contractual agreements with its Chief Executive Officer, Martin Munzer, that provides for minimum annual compensation and additional compensation as defined in the agreement. The initial term of the contracts is seven years, however the agreements will be automatically renewed for an additional seven year period unless a party to the contract gives notice in writing that such renewal shall not take place.

Payments made under this agreement during the year ended March 31, 2004 amounted to $81,000. At March 31, 2004, the minimum remaining commitment under this agreement is approximately $500,000.

Contingencies

From time to time, the Company has been party to litigation and claims arising out of the ordinary course of its business. At present we are not aware of any pending litigation.

Note 11- Related Party Transactions

In July 2003, the Company issued 5,250,000 shares of its common stock to its President as payment for accrued salary in the amount of $374,850, and 336,000 shares of its common stock to each of two members of the Board of Directors as payment for directors fees of $24,000. Since the value of the Company’s common stock at the time of these issuances was $.15 per share, additional compensation expense of $439,050 was recognized at that time.

Note 12- Subsequent Events

In June 2004, the Company entered into an employment agreement with an individual to serve as Vice President of Strategic Development of the Company, and serve as an executive officer. The agreement includes a base salary, certain performance and incentive bonus clauses and grants to the individual’s designee stock options to purchase up to 750,000 shares of common stock of the Company. The options are exercisable at $1.01 per share and vest over a four year period.

In July 2004, the Company entered into an agreement with a consulting firm to provide advisory and consulting services to the Company over a period of one year. The agreement calls for the Company to grant a total of 250,000 options to purchase common stock of the Company over the period of the agreement. These options vest in 12 equal installments commencing on the execution date of the agreement, and are exercisable at $.40 per share.

In August 2004, the Company entered into an operating lease for commercial office and production space. The lease has a five year term and includes provisions for renewals over the lease term. Payments for the first year of occupancy are $11,692 per month, and commence in November, 2004.

On July 30, 2004 CyGene Laboratories, Inc. entered into an agreement with a broker-dealer to act as its exclusive placement agent in connection with the private placement of securities in a transaction or transactions exempt from registration under the Securities Act of 1933. It is currently anticipated that the initial financing will have gross proceeds of $4-6 million consisting of bridge notes and warrants of between $750,000 - $1,250,000 and up to $5,000,000 in Series A Preferred Stock and Warrants. Since the conversion price of the Series A Preferred Stock has not been determined, potential dilution cannot be determined.